                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.28

                               PHYSICIAN SERVICE

                         LICENSE AND SERVICE AGREEMENT

This AGREEMENT is made as of the date of signing of the Agreement, July 15, 1998 by and between Thomson Healthcare Information Company, Inc. ("THIG") as Licensor and Endeavor Technologies, Inc. ("Endeavor") as Licensee.

Licensor:  Thomson Healthcare Information Company, Inc.
           Five Paragon Drive
           Montvale, New Jersey  06754
           (201) 358-7500

Licensee:  Endeavor Technologies, Inc.
           400 The Lenox Building
           3399 Peachtree Road, N.E.
           Atlanta, Georgia  30326


                                  WITNESSETH

WHEREAS, THIG has developed and copyrighted certain proprietary healthcare content ("Content"), as more fully described in Appendix A ("THIG Content"), and in conjunction with delivery of this Content, THIG shall provide a Content Service ("Content Service"), as more fully described in Appendix B ("Content Service").

WHEREAS, Endeavor intends to engage in the marketing and provision of healthcare content to physicians and wishes to license the Content, and make use of Content Services to make the Content available through "WebMD", Endeavor's World Wide Web site, as more fully described in Appendix C ("Endeavor Service"), and known in this Agreement as the "Service".

WHEREAS, the parties acknowledge that the Internet is neither owned nor controlled by any one entity; therefore, THIG can make no guarantee that any given End-User shall be able to access the Content Service at any given time. THIG represents that it shall make every good faith effort to ensure that its Content Service is available as widely as possible and with as little service interruption as possible.

                                  DEFINITIONS

For purposes of this Agreement, the following definition of terms shall be used:

Advertising.  Payments by a third party for placement of an advertisement in
-----------
conjunction with Content.

Subscription.  Payment by a third party or End-User for End-User access to
------------
Content.

Sponsorship.  Payment by a third party for subscriptions for End-User access to
-----------
Content involving placement of a company trademark or notification of a company identity in conjunction with Content.

NOW, THEREFORE, in consideration of the premises, mutual covenants, and promises set forth herein, the parties hereto agree as follows:

                        ARTICLE I  - DUTIES OF LICENSOR

1.1  GRANT.  THIG hereby grants to Endeavor for the term of this Agreement the
     -----
nontransferable and nonexclusive right and license to make available the English language editions of the Content to authorized registered "End-Users" of the Service. "End-Users" shall be defined as physicians who are subscribers to and continue to have access to the Service via Endeavor's World Wide Web site, WebMD.

1.2  PROVISION OF SERVICES.  THIG agrees to provide Content Services as
     ---------------------
described in Appendix B and undertake a Fast Start Program as described in Appendix D.

1.3  NONEXCLUSIVITY.  This Agreement does not impose any obligation of
     --------------
exclusivity upon either party.

1.4  MARKETS.  End-Users of Content are limited to physicians.  Endeavor agrees
     -------
that on an introductory Service screen which End-Users must view prior to entering the actual Service, End-Users shall be required to agree that, as further defined in Section 2.6 below, use of the Content in the Service is limited to individual use and may not be recommercialized in any way for any purpose.

1.5  ADVERTISING AND SPONSORSHIP.  While advertising and sponsorship may from
     ---------------------------
time to time occur in conjunction with the Content, advertising and sponsorship shall not be the primary source of Endeavor's sales revenue. Endeavor may sell sponsorship of an entire electronic publication as listed in Appendix A after first consulting with THIG.

1.6  DISTRIBUTION TERRITORY.  Use of Content is limited to physicians in the
     ----------------------
United States.

1.7  ACCESS TO CONTENT.  THIG grants authorized end users of the Service (see
     -----------------
Section 2.1 below) access to the Content through use of an industry standard Web browser.

1.8  SUPPORT FOR CONTENT AND CONTENT SERVICES.  All support questions from
     ----------------------------------------
Endeavor management and technical staff regarding Content and Content Services shall be directed to a support liaison designated by THIG from time to time. This includes prompt reporting of unscheduled disruptions to Content Services. THIG may designate a new Support Liaison at any time and shall promptly notify Endeavor of any such decision in writing. THIG shall provide to Endeavor up to twenty (20) hours of support, during the sixty (60) business days following delivery of new or updated Content. Additional support shall be made available at

Endeavor's reasonable request as to time, place and manner. Additional support shall be charged by THIG to Endeavor on a time and materials basis according to THIG's then-current rates. Notwithstanding the foregoing, THIG shall guarantee its service rates for the first year of this Agreement at $*** per hour of requested technical service.

1.9   UPDATES TO CONTENT.  For purposes of this Agreement, any change, update,
      ------------------
enhancement, revision, correction or replacement of Content and/or of Documentation released by THIG is an "Update." To provide Endeavor with fair and equitable treatment, Updates shall be available to users of the Service simultaneously with their release to any other commercial electronic vendor of the Content serving the professional market. Specifications may change over time as improvements occur in the normal course of business that require THIG to change the layout and/or format of the Content delivered to Endeavor. In such instances, THIG shall provide Endeavor with written notice not less than forty five (45) days prior to the delivery of an Update to the affected Content to Endeavor.

1.10  ACTIVITY REPORTING.  THIG shall maintain and provide Endeavor with
      ------------------
quarterly usage statistics of Endeavor End-Users on its hosted site.

1.11  NOTICE OF CONTENT CESSATION.  THIG shall have the right to cease normal
      ---------------------------
production or updating of any of the Content, provided that such cessation by THIG is not with respect to Endeavor alone but is part of a program by THIG to cease production or updating of such Content on or through other electronically accessed networks, including but not limited to the same or similar On-line Distributors on which the Service is available. THIG shall give Endeavor six
(6) months' written notice prior to THIG's requesting Endeavor to cease use of any Content set, as described above. Upon receipt of such notice and subsequent removal of the subject THIG Content from the Service, Endeavor shall have the right in its discretion: (a) to obtain from THIG promptly substitute Content acceptable to Endeavor and THIG as a replacement; or (b) to reduce the Payments. In the event that THIG resumes production and/or updating of Content that THIG previously ceased producing or updating, Endeavor shall have the right but not the obligation to again use such formerly discontinued or non-updated Content in the Service. If Endeavor does so, it shall be under the same terms and conditions as such Content was formerly used hereunder.

                        ARTICLE II  - DUTIES OF LICENSE

2.1   AVAILABILITY OF THE CONTENT TO END-USERS.  Endeavor shall provide a
      ----------------------------------------
security mechanism to identify the End-User and authorize the use of the service by an End-User. The security mechanism shall also deny entry to unauthorized users.

______________

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

2.2  CONTENT INTEGRITY.  Endeavor shall not edit or otherwise effect an
     -----------------
editorial change in the Content without THIG's consent, which shall not be unreasonably withheld. It is agreed that GUIs created by Endeavor shall not violate the rights of THIG hereunder. The foregoing shall in no way prohibit Endeavor from interlinking and cross-referencing the Content with material from other Content providers.

2.3  PROPRIETARY INTEREST.  Endeavor acknowledges that THIG has proprietary
     --------------------
rights in and to the Content. Endeavor shall not, by virtue of this Agreement or by virtue of its access to the Content, obtain any proprietary rights in or to the Content except the right specifically granted to Endeavor herein. Endeavor shall not use or transmit the Content except as specifically authorized by this agreement.

2.4  AUDIT AND REVIEW.  As long as this Agreement is in effect, and for a one-
     ----------------
year period thereafter, Endeavor shall maintain and supply to THIG every calendar quarter records that are used to calculate payments to THIG. This includes records on use and distribution of the Content, and logs maintained by web servers that record end user activity. THIG understands and agrees that all of Endeavor's financial records and statements are confidential and subject to the Confidentiality Agreement between the parties effective upon signing of this Agreement.

     (a) Upon a minimum of twenty (20) business days' notice to Endeavor, and during business hours, THIG may itself or through an agent at its expense, audit relevant books and records of Endeavor for the sole purpose of determining that Endeavor is in compliance with all of the terms of this Agreement and that the proper payment, as described in Section 3 below, has been paid to THIG. Such an audit may not be made more frequently than once every twelve (12) months and once within the twelve (12) month period following conclusion or termination of this Agreement.

     (b) In the event THIG determines that payments are due from Endeavor, it shall so notify Endeavor and provide Endeavor with a calculation and supporting explanation. Endeavor shall thereupon have fifteen (15) business days within which to pay the claim. In the event Endeavor does not pay the claim, the parties shall resolve their dispute by arbitration in the City of New York in accordance with the Rules of the American Arbitration Association. Endeavor shall promptly pay any payment thus determined to be due and unpaid.

2.5  COPYRIGHT NOTICE.  When making the Content available to End-Users as
     ----------------
permitted by this Agreement, Endeavor shall cause a notice comprised of the following elements to be conspicuously displayed during every End-User session as appropriate to protect THIG's intellectual property rights: (a) the word "Copyright" or the symbol (C) (the letter c in a circle), (b) the year of first publication of such document as specified by THIG, (c) the name of the copyright holder or, if space constraints require, an abbreviation by which the name can be recognized or a generally known alternative designation, and (d) the words "All Rights Reserved" (or, if space constraints require, an abbreviation by which such phrase can be recognized that is reasonably acceptable to THIG).

2.6  END-USER AGREEMENT.  When making the Content available to End-Users as
     ------------------
permitted by this Agreement, Endeavor shall cause to have included in the terms and conditions of the applicable End-User agreement: (a) a provision prohibiting use of materials retrieved through the Service in any fashion that may infringe upon any copyright or proprietary interest therein; (b) a provision prohibiting storage of materials retrieved through the Service in a searchable, machine-readable database; (c) a provision limiting the liability of THIG in a manner similar to that contained in its electronic products, especially as it applies to the use of healthcare information by professionals; (d) a provision prohibiting use of all the Content from any commercial use, resale, or mailing list database development, utilization or application. Endeavor shall grant neither to On-Line Distributors, nor to any End-User of the Content or any third party, any additional rights to reproduce the Content retrieved through the Service (by photocopying, electronic transmission or otherwise) without THIG's prior written consent. The Endeavor End-User Agreement shall in all manner be consistent with, and cover the items contained in MedEc Interactives' User Registration Agreement (see Appendix E) and its updates in the ordinary course of business.

Furthermore, Endeavor shall place a notice relating to all the provisions described above on one of the first introductory screens that End-Users must view upon entering or using the Service in all available media. Such notice shall require End-User acknowledgment and acceptance to become an authorized, registered End-User.

                   ARTICLE III  - PRICING AND PAYMENT TERMS

3.1  PRICING.
     -------

     (a) In consideration of THIG's grant to Endeavor of the right and license to access the Content and for provision of Content Services in accordance with Article I above, throughout the term of this Agreement Endeavor shall pay THIG an annual minimum fee of:

               $ *** for year one
               $ ***  for year two
               $ ***  for year three

     (b) Plus, $ *** per month per End-User for all End-Users in excess of *** (***) End-Users.

___________

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

     (c) Plus, ***% (*** percent) of all Net Revenue from advertising and sponsorship occurring in conjunction with the Content. "Net Revenue" shall be defined as gross receipts less any End-User credits or commissions paid by Endeavor to third parties.

     (d) Payments shall be adjusted annually and become effective upon the Execution Date of this Agreement to reflect any escalation or decline in costs as indicated by the change in the US Bureau of Labor Statistics Consumer Price Index, as published by the US Department of Labor for the most recent calendar year. THIG shall provide written notice of any such escalation or decline 30 days prior to each Agreement anniversary date.

3.2  PAYMENT TERMS.
     --------------

     (a)  A first payment  of $ *** due on signing of this Agreement.

     (b) Pro-rata minimum payments shall be made in equal quarterly installments of the guaranteed minimum annual totals as indicated below:

                    DUE DATE                   AMOUNT DUE
                    --------                   ----------
                    Nov. 5, 1998                  $ ***
                    Feb. 5, 1999                  $ ***
                    May 5, 1999                   $ ***
                    Aug. 5, 1999                  $ ***
                    Nov. 5, 1999                  $ ***
                    Feb. 5, 2000                  $ ***
                    May 5, 2000                   $ ***
                    Aug 5, 2000                   $ ***
                    Nov 5, 2000                   $ ***
                    Feb 5, 2001                   $ ***
                    May 5, 2001                   $ ***

     (c) Incremental payments for subscribers in excess of *** (at the rate of $ *** per such subscriber) shall be paid on the dates noted in section 3.2.b., with a final payment during the term of this Agreement occurring on August 5, 2001.

     (d) Payments for advertising and sponsorship shall be paid on the dates noted in section 3.2.b., with a final payment during the term of this Agreement occurring on August 5, 2001.

__________________

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

3.3  NEW CONTENT.  Five months (150 days) prior to the end of the first year and
     -----------
     each successive anniversary of the Agreement, both parties agree to meet to determine and identify additional Content, pricing of additional Content, and delivery of that Content to Endeavor. Both parties shall use their best efforts to finalize an addendum for additional content to this Agreement for the upcoming year three months (90 days) prior to the initiation of the Agreement to allow for technical development and planning to occur.


                      ARTICLE IV  - TERM AND TERMINATION

4.1  TERM.  This Agreement shall be effective for an initial term beginning upon
     ----
the Effective Date and ending July 31, 2001, unless sooner terminated pursuant to this Article IV.
-

4.2  FAILURE TO PERFORM.  If either party to this Agreement shall fail to
     ------------------
perform or observe any material term, covenant, agreement or warranty, or if any material representation contained herein is untrue, the other party may immediately terminate this Agreement if such failure is not corrected (if reasonably correctable) within thirty (30) days of delivery of written notice thereof to the other party.

4.3  BANKRUPTCY AND BUSINESS TERMINATION.  If either party shall cease doing
     -----------------------------------
business, become insolvent, or if a petition in bankruptcy shall be filed with respect to a party, or upon an attempted assignment not permitted under Section
6.7 below, the other party shall have the right to immediately terminate this Agreement upon written notice to the other party. The right and license granted by THIG to Endeavor herein with respect to the Content is deemed a software license for purposes of Section 605(n) of the Federal Bankruptcy Act, and Endeavor shall have the full rights of a protected licensee thereunder.

4.4  SERVICE CESSATION.  Endeavor shall have the right in its sole discretion to
     -----------------
cease production of the Service upon ninety (90) days prior written notice to THIG. Upon such cessation of the Service, this Agreement shall terminate, and neither party shall have obligation to the other under this Agreement except Endeavor shall remit all Payments that accrued prior to such cessation.

4.5  CONDUCT UPON TERMINATION.  Upon termination of this Agreement for any
     ------------------------
reason, Endeavor shall cease solicitation for and use of the Content.


             ARTICLE V - LIABILITY LIMITATION AND INDEMNIFICATION

5.1  LIMITATION OF LIABILITY.  NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR
     -----------------------
IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE MARKETING AND SALE OF THE Content OR THE Service.

NEITHER PARTY SHALL HAVE ANY LIABILITY TO ANY THIRD PARTY RESULTING FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR FOR ANY FAILURE TO PERFORM HEREUNDER. NEITHER PARTY HERETO, NOR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) INCURRED IN CONNECTION WITH SERVICES PERFORMED OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE FOR DAMAGES CAUSED OR ALLEGEDLY CAUSED BY ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, OR COMMUNICATIONS LINE FAILURE INVOLVING THE Service, AND NEITHER PARTY SHALL BE LIABLE FOR ANY ACT OR INACTION OF END-USERS REGARDING THE Content, INCLUDING BUT NOT LIMITED TO MISUSE, ABUSE, INFRINGEMENT, THEFT OR DESTRUCTION OR UNAUTHORIZED ACCESS TO, ALTERATION OF, OR USE OF THE Content, WHETHER FOR BREACH OF CONTRACT (INCLUDING BREACH OF WARRANTY, LOST PROFITS OR OTHER ECONOMIC LOSS), TORTIOUS BEHAVIOR (INCLUDING STRICT LIABILITY) NEGLIGENCE OR UNDER ANY OTHER CAUSE OF ACTION.

5.2  FORCE MAJEURE.  Neither party shall be liable in damages for any delay or
     -------------
default in performing its obligations hereunder if such delay or default is caused by matters beyond the reasonable control of the non-performing party, such as but not limited to power failures, wars or insurrections, acts of government, strikes, fires, floods, earthquakes, work stoppages, embargoes and/or inability to obtain material; provided, however, that the party experiencing such occurrence shall notify the other party at the earliest possible date and take reasonable steps to mitigate and/or cure the cause of such delay.

5.3  INDEMNIFICATION.
     ---------------

     (a) HIG shall indemnify and hold harmless Endeavor, its affiliates, and its and their directors, officers, employees, agents, successors and assigns against any and all judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees) paid or incurred in connection with claims by any party which are attributable to: THIG's negligence or misconduct in collecting, collating and compiling the Content from THIG's original data sources (including but not limited to drug manufacturers); a material breach of any warranty or representation made or obligation undertaken by THIG under this Agreement or infringement or misappropriation by the Content of any copyright or other proprietary right of any third party.

     (b) Endeavor shall indemnify and hold harmless THIG, its affiliates and its and their directors, officers, employees, agents, successors and assigns against any and all judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees) paid or incurred in connection with claims by any party which arise from Endeavor's distribution of the Content under this Agreement and are attributable to a failure of the hardware or software of Endeavor's computer system (other than the

     Content) or to a material breach of any warranty or representation made or obligation undertaken by Endeavor under this Agreement.

     (c) If any claim or action is instituted or threatened by a third party against a party to this Agreement for which it believes it is entitled to be indemnified pursuant to this Agreement, it shall promptly give notice thereof to the other party, and cooperate fully with the indemnifying party. The indemnifying party shall solely control the defense and settlement of such claims. The indemnified party shall be permitted to participate in such defense and represent itself at its own expense and to use counsel of its own choosing.

5.4  LAWFUL PURPOSE.  Endeavor and the authorized users of the Content Service
     --------------
may only use the Content Service for lawful purpose. Transmission of any material in violation of any Federal, State or Local regulation is prohibited. This includes, but is not limited to copyrighted material, material legally judged to be threatening or obscene, pornographic, profane, or material protected by trade secrets. This also includes links or any connection to such materials.

5.5  REPRESENTATIONS AND WARRANTIES.  THIG makes no warranties or
     ------------------------------
representations of any kind, whether expressed or implied for the Content Service it is providing. THIG also disclaims any warranty of merchant-ability or fitness for particular purpose and shall not be responsible for any damages that may be suffered by Endeavor and the End-Users of the Content Service, including loss of data resulting from delays, non-deliveries or service interruptions by any cause or errors or omissions. Connection speed represents the speed of a connection and does not represent guarantees of available end to end bandwidth. THIG expressly limits its damages to the Endeavor and End-Users of the Content Service for any non-accessibility time or other down time to a pro-rata credit of THIG's charges during system unavailability. THIG specifically denies any responsibilities for any damages arising as a consequent of such unavailability.

Under no circumstances, including negligence, shall THIG, its offices, agents or any one else involved in creating, producing, or operating the Content Service be liable for any direct, indirect, incidental, special or consequential damages that result from the use of or inability to use the Content Service; or that results from mistakes, omissions, interruptions, deletion of files, errors, defects, delays in operation, or transmission or any failure of performance, whether or not limited to acts of God, communication failure, theft, destruction, or unauthorized access to THIG's records, programs, or services. Endeavor hereby acknowledges that this paragraph shall apply to all content on the Content Service.

THIG represents and warrants that it is authorized to grant the license herein to Endeavor, and covenants that Endeavor's exercise of the license herein shall infringe no copyright or other right of any person or entity. If any portion of the Content furnished to Endeavor under this Agreement becomes (or, in the good faith judgment of THIG, is likely to become) the subject of a claim for infringement or misappropriation, THIG may, upon notice to Endeavor, request that Endeavor remove such portion of the Content from the Service, and Endeavor shall comply with such request promptly; provided however, that THIG shall not have the right to request such removal unless such materials are required to be removed from the services of all other similarly situated on-line vendors (if any) to whom they are made available by THIG; and provided that in the event of such removal, Endeavor shall have the same rights described in Section 1.10 above. THIG represents and warrants that it is not aware of any pending, threatened or possible claim or action by any third party with respect to a possible violation of that third party's rights.

The parties agree that Endeavor makes no warranty or representation regarding, nor is Endeavor responsible for, the Content, which Endeavor is obtaining from THIG under this Agreement, and as to which Endeavor has a duty not to edit or change (Section 2.2 above).


                          ARTICLE VI  - MISCELLANEOUS

6.1  ENTIRE AGREEMENT AND AMENDMENT.  Together with all written amendments,
     ------------------------------
exhibits and appendices, this Agreement constitutes the entire agreement between THIG and Endeavor with respect to the subject matter addressed herein. This Agreement can only be modified or supplemented by writing signed by duly authorized representatives of both parties. This Agreement shall be binding upon the parties, their successors, legal representatives and permitted assigns. Endeavor and THIG intend this Agreement to be a valid legal instrument and no provision of this Agreement which shall be deemed unenforceable shall in any way invalidate any other provision of this Agreement, all of which shall remain in full force and effect.

During the term of this Agreement, the parties may under mutual consent reach a new agreement on license of Content and provision of Content Services to Endeavor. At such time, this Agreement will be amended to reflect any new understanding between the parties.

6.2  USE OF TRADE NAMES, TRADEMARKS OR SERVICE MARKS.  Neither party shall use
     -----------------------------------------------
any trade name, trademark, or service mark of the other party in advertisements, promotions, publicity releases or the like, except as expressly authorized in writing by the other party and in conformance with the quality control guidelines of the owner of such name or mark which have been communicated to the other party. Endeavor acknowledges THIG's ownership of and title to the copyrights, trademarks, and service marks of the Content. THIG shall be attributed as the source of the Content in sales literature, in End-User documentation (if any), and THIG shall not unreasonably withhold the authorization to use its trade names, trademarks, and service marks by Endeavor in connection with Endeavor's distribution of the Service. Endeavor shall be attributed as the source of the Service in all material produced by or for THIG where reference is made to the use of the Content as part of the Service hereunder. Endeavor shall not unreasonably withhold authorization for use of Endeavor's trade names, trademarks, and service marks by THIG in connection with THIG's providing Content to Endeavor and the Service. All trade names, trademarks, and service marks, and attendant goodwill, now owned by each party shall remain its sole property and all rights accruing from their use shall inure solely to the benefit of such party.

6.3  CONFIDENTIALITY.  Each party shall preserve the confidential information of
     ---------------
or pertaining to the other party and shall not, without first obtaining the other's written consent, disclose to any person or organization, or use for its own benefit, any confidential information of or pertaining to the other party during and after the term of this Agreement, unless such confidential information is required to be disclosed by a court of competent jurisdiction or by any governmental or self-regulatory organization or authority.

6.4  NOTICES.  All notices, requests, demands and other communications or
     -------
payments under this Agreement shall be in writing, and shall be deemed to have been duly delivered if delivered by hand or sent by traceable carrier or prepaid registered or certified mail addressed as follows (or to such other address as may be designated by a party, in writing, pursuant hereto):

     Endeavor:
          Endeavor Technologies, Inc.
          400 The Lenox Building
          3399 Peachtree Road NE
          Atlanta, Georgia  30326
          Attn:  Executive Vice President

     THIG:
          Thomson Healthcare Information Company, Inc.
          Five Paragon Drive
          Montvale, New Jersey  06754
          Attn:  Senior Vice President, Corporate Business Development

6.5  OFFER TO SELL.  If at any time during the Term of this Agreement Endeavor
     -------------
desires to cease production of the Service and/or sell the Service, Endeavor shall notify THIG and permit THIG to make an offer to purchase the Service. Endeavor shall have no obligations to sell the Service to THIG.

6.6  GOVERNING LAW.  This Agreement is made and entered into in the State of New
     -------------
York and shall be construed according to internal laws, and not the laws pertaining to choice or conflict of laws, of that State. The parties hereto, their successors and assigns, consent to the jurisdiction of the courts of the State of New York with respect to legal proceedings that may result from a dispute as to the interpretation or breach of any of the terms and conditions of this Agreement.

6.7  RELATIONSHIP AND ASSIGNMENT.  Nothing in this Agreement shall be deemed to
     ---------------------------
create an agency, joint venture, or partnership relationship between THIG and Endeavor. Except as expressly set forth in this Agreement, neither party shall have authority to act on behalf of or bind the other party in any way. Neither Endeavor nor THIG may assign this Agreement or delegate any rights or obligations hereunder without the prior written consent of the other party except to an affiliated entity controlled by or under common control of a party hereto. In the event of a third party acquiring the assets of Endeavor, this Agreement is not transferable. Any attempted assignment by either party without such consent shall be of no effect.

6.8  DUE AUTHORIZATION.  Each of Endeavor and THIG represents and warrants that
     -----------------
it is authorized to enter into this Agreement and that there are no outstanding commitments, agreements, or understandings, express or implied, which may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Agreement.

6.9  HEADINGS.  The heading of each Article, Section, and Appendix of this
     --------
Agreement is for the purpose of convenience only and shall not affect the interpretation of any provision hereof.

6.10 SURVIVAL OF OBLIGATIONS.  Articles III, IV, V and VI shall survive the
     -----------------------
termination or expiration of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

Thomson Healthcare Information Company, Inc.    Endeavor Technologies, Inc.


By:  /s/ Raymond Zoeller                        By:  /s/ Bruce A. Springer
   ---------------------------                     -----------------------------

Printed Name:  Raymond Zoeller                  Printed Name:  Bruce A. Springer

Title:  Senior Vice President                   Title:  Executive Vice President

Date:  July 15, 1998                            Date:  7/16/98

                                  APPENDIX A

                                 THIG Content

Content to be made available to Endeavor each year for use within the Physician Service consists of:

1. The following electronic publications available on the Medec Interactive Website, MedecInteractive.com:
          The Physician's Desk Reference (PDR)
          Medical Economics
          Patient Care
          Contemporary OB/GYN
          Contemporary Pediatrics
          Internal Medicine
          Drug Topics
          RN
          Business and Health
          Directory of Hospital Personnel
          HMO/PPO Directory
          Red Book
          The PDR Family Guide to Women's Health
          The PDR Family Guide to Prescription Drugs
          Stedman's

2. Content freely available on the American Health Consultants website, AHCpub.com. Content available to the End-User on a "pay per view" basis is not included in this Agreement.

3. One set of 50 Continuing Medical Education (CME) courses available in HTML format. THIG shall host this material, perform testing, grading, and issue of certificates to physicians who successfully complete a course.

                                  APPENDIX B

                                CONTENT SERVICE

The THIG Content Service enriches the Content made available to Endeavor. The THIG Content Services provides access to the Content through multiple indices, search mechanisms, page linking, and logical and useful navigation. During the term of this Agreement, the THIG, Content Service shall continue to be enhanced, improved, and updated.

The THIG Content Services shall be operated and maintained by Medical Economics with professional diligence and skill and in a manner consistent with high industry standards. The THIG Content Service currently experiences 98% reliability. However, server outages not related to THIG hardware,
configuration, or network are excluded from this Agreement.   In order to ensure
a high level of reliability, the THIG Content Services shall be redundantly hosted and include a "hot backup" (a fully operational server running concurrently to the main server). This redundancy shall occur on or before October 31, 1998. Because of the time it takes to set up this redundant environment, THIG shall not be able to offer this as part of the Fast Start Program (see Appendix D).

In order to improve and maintain the THIG Content Service, THIG designates time periods ("Scheduled Maintenance Windows") during which it may limit or suspend the availability of the hardware and/or software involved in providing its Services and Products (an "Outage") to perform necessary maintenance or upgrades. Scheduled Maintenance Windows currently are each Tuesday and Friday between the hours of 4:00 am and 12 noon and the third Saturday of each month between the hours of 4:00 am and 12 noon, Eastern Standard Time and Pacific Standard Time. By or before the conclusion of the Fast Start Program, the Scheduled Maintenance Window for major systems component updates shall only occur between the hours of 1:00 am and 7:00 am, and normal content updates shall occur only between the hours of 1:00 am and 10:00 am. THIG shall make every reasonable effort to ensure that End-User access is maximized and disruption minimized during the content update and systems maintenance/upgrade processes. If planned maintenance has the possibility of making the server or servers utilized by Endeavor inaccessible to the Internet during a Scheduled Maintenance Window, THIG shall provide not less than twenty-four (24) hours prior electronic mail or other notice to Endeavor of the Scheduled Maintenance Window during which the Outage is planned. In addition, THIG reserves the right to perform any required maintenance work outside of the Scheduled Maintenance Window with prior notice to Endeavor.

It is the duty of Endeavor to report unscheduled service outages of the Content Service to the Support Liaison. For the purpose of this Agreement, a service outage means that THIG's standard hardware, software, or operating system is functioning in a manner that prevents http message receipt by Endeavor's Internet server. In the event of an extended Unavailability, remedies shall be limited to the pro-rata credit specified in Section 5.5, Representation and Warranties.

                                  APPENDIX C

                          ENDEAVOR PHYSICIAN SERVICE


WebMD offers physicians a one stop, "desktop solution" to consolidate key information and communications services necessary for optimum practice management and patient care. WebMD is an online medical community and Internet gateway providing access to vital information and communication services. WebMD consolidates into a customizable Internet portal fragmented services such as: proprietary healthcare content and publications, real time processing of eligibility and referral authorization, answering service, customized physician web sites, chat and bulletin board sessions, and an online universal inbox for single source messaging.

WebMD shall offer the following services and content for use by physicians:

     . Virtual receptionists, call center, centralized messaging and voice conferencing services
     . Telemedicine data; cardiac telemetry
     . Specialized physician references
     . Continuing medical education
     . Patient education
     . Electronic Data Interchange services
     . Forums and affinity chat
     . Custom built physician web sites and pages

These services and content are bundled into product offerings for sale to physicians only on a subscription basis.

                                  APPENDIX D

                              FAST START PROGRAM


WHEREAS, Endeavor has stated that a beta trial of WebMD shall begin on 15 July 1998, and deployment is planned on the following schedule:

          . *** thin clients shall be deployed from 15 July to 15 August 1998, . *** additional thin clients shall be deployed from 15 August to 15 . *** additional thin clients shall be deployed from 15 September to
             15 October 1998.

And, THIG is willing to highly compress the time needed to provide this Content and the associated Content Services and use its best efforts under a "Fast Start Program". Content shall be delivered to Endeavor and the End-Users of the Service approximately three (3) weeks from the date of signing of this Agreement. The Fast Start Program shall provide a custom view of the web pages housed with the Content Service to authenticated Service End-Users. The Fast Start Program differs from delivery of Content and Content Services after October 31st, 1998 in the following ways:

          . During the Fast Start Program all content described in Appendix A, Section One, shall be made available to authenticated Service End-Users.

          . During the Fast Start Program End User access to the Content Service shall be granted to those End-Users who provide a valid user name and password. Endeavor shall provide a mechanism for supplying THIG with this user name and password. It is expected that End-Users shall be referred to the Content Service only from the WebMD website. A unique, user name and password shall be authenticated by Endeavor and the End-User session shall be sent to the Content Service. Based on the referring URL, the Content Service shall allow the End-User access.

          . During its existence, the Content Service platform has achieved greater than 98% reliability, but lacks the redundancy to confidentiality state that this level of reliability can be maintained. THIG shall use its best effort to maintain 98% reliability during the Fast Start Program and on or before October 31, 1998 THIG shall provide the level of reliability and quality of service described in Appendix B.

____________________________

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

          . While Endeavor and THIG have tested the delivery of web pages between their facilities, it is reasonable to assume that there are undiscovered technical and management challenges, and that, despite mutual best efforts, Content may not be available to End-Users of the Service as expected during the course of the Fast Start Program.

NOW, THEREFORE, in consideration of the premises, mutual covenants and promises set forth above and therein,

ENDEAVOR AND THIG agree the Fast Start Program shall initiate upon signing of this Agreement and terminate on or before October 31, 1998. Content shall be delivered to Endeavor and the End-Users of the Service approximately three weeks following the execution of this Agreement.

                                Pages 17 of 17

                                  APPENDIX E

USER REGISTRATION

Please read the license agreement, then click the "Accept" button at the end of the agreement to continue the registration process. Click the "Cancel" button to terminate the registration process.

LICENSE AGREEMENT

By completing your registration to become a user of MedEc Interactive, you (the "User") agree with Medical Economics Company, Inc. ("MECI") to be bound by the term and conditions set forth in this Agreement. Read this Agreement carefully. You will be bound by its terms whenever you use MedEc Interactive.

1.   LICENSE

MECI grants, and the User hereby accepts, a nonexclusive, nontransferable, revocable license to use the software, data, and documentation contained in MedEc Interactive on the terms and conditions set forth in this Agreement.

2.   TERMINATION

The User may terminate this license at any time by notifying MECI in writing. MECI may at its sole discretion terminate this license any time, with or without prior notification, in the event the User fails to comply with the terms and conditions of this agreement, by deactivating the User's username and password or suspending operation of the system.

3.   COPYRIGHT AND RESTRICTIONS

All data on file in MedEc Interactive, and all documentation and software therein, is the property of Medical Economics Company, Inc. or its Licensors, and is protected by copyright and other intellectual property laws. Information received through MedEc Interactive is to be used solely for individual purposes. None of the content of MedEc Interactive may be reproduced, transcribed, stored in a retrieval system, translated into any language or computer language, retransmitted in any form or by any means (electronic, mechanical, photocopied, recorded, or otherwise), resold, or redistribute without the prior written consent of MECI, except that the User may reproduce limited excerpts of the data for personal use only, provided that each such copy contains a copyright notice as follows.

For information obtained from MECI sources or database:

"Copyright (C) 1998 by Medical Economics Company Inc. at Montvale, NJ 07645. All rights reserved."

For information obtained from Licensors the User is solely responsible for compliance with any copyright restrictions and is referred to the publication data appearing in bibliographic citations, as well as to the copyright notices appearing in the original publications.

4.   PROTECTION AND SECURITY

The User shall like all reasonable steps to ensure that no unauthorized person shall have access to MedEc Interactive. The User shall not divulge, sublicense, assign, or transfer to any third party the username and password established during registration. The User understands that provision of the username and password will be required prior to each use of MedEc Interactive.

5.   WARRANTY DISCLAIMER

User recognizes that MedEc Interactive is to be used only as a reference aid. It is not intended to be a substitute for the exercise of professional judgment by the User.

Information on MedEc Interactive is generated not only through internal resources of MECI, but also through external consultants and third party sources. Inherent hazards of electronic distribution may result in delays, omissions or inaccuracies in such information and MedEc Interactive.

Medicine is an ever-changing science. In view of the possibility of human error or changes in medical science, Users are advised to confirm the information in MedEc Interactive through independent sources.

ALL DATA, SOFTWARE, AND DOCUMENTATION IN MEDEC INTERACTIVE ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED. MECI AND ITS AFFILIATES, AGENTS AND LICENSORS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO MEDEC INTERACTIVE OR THE USE THEREOF.
NEITHER MECI NOR ITS LICENSORS SHALL BE LIABLE UNDER ANY CLAIM, DEMAND, OR ACTION ARISING OUT OF OR RELATING TO THE PERFORMANCE OF MEDEC INTERACTIVE OR THE LACK THEREOF UNDER THIS AGREEMENT FOR DIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER DAMAGES CAUSED BY THE INABILITY TO USE MEDEC INTERACTIVE, WHETHER OR NOT MECI OR ITS LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM, DEMAND, OR ACTION. NEITHER MECI NOR ITS LICENSORS MAKES ANY WARRANTY THAT MEDEC INTERACTIVE IS COMPATIBLE OR OPERABLE WITH THE USER'S COMPUTER EQUIPMENT OR SOFTWARE, THAT MEDEC INTERACTIVE WILL PERFORM WITHOUT INTERRUPTION OR FREE OF ERRORS, OR THAT THE INFORMATION CONTAINED THEREIN SATISFIES GOVERNMENT

REGULATIONS REQUIRING DISCLOSURE OF INFORMATION ON PRESCRIPTION DRUG PRODUCTS.

No salesperson or other representative of any party involved in the distribution of MedEc Interactive is authorized to make any warranties with respect to the service beyond those contained in this Agreement. Oral statements do not constitute warranties, shall not be relied upon by the User, and are not a part of this Agreement.

6.   FEES AND PAYMENTS.

If accessing MedEc Interactive through a standard subscription, User agrees to pay all fees, and all charges incurred for MedEc Interactive in connection with User's username and password at the rates in effect when incurred. Fees and charges will be billed to the credit card the User designates during the registration process. If User wishes to change the credit card to which MECI bills for MedEc Interactive, User may call MECI at the number listed for Customer Service at the MedEc Interactive web site.

If accessing MedEc Interactive through a physician subscription, User agrees to pay all fees, and all charges incurred for additional cost services available through MedEc Interactive including, but not limited to, fees and charges for Continuing Medical Education (CME) credits, document delivery, and items ordered through the PDR Bookstore.

MECI SHALL NOT BE LIABLE FOR ANY AMOUNTS BILLED TO USER'S CREDIT CARD BY A THIRD PARTY

7.   DATABASES MAINTAINED BY MECI

While great care has been taken in organizing and presenting the material in MedEc Interactive, MECI does not warrant or guarantee any of the products described, prices supplied, or medical device information contained, and does not perform any independent analysis in connection with any of the product descriptions. MECI does not assume, and expressly disclaims, any obligation to obtain and include any information other than that provided to it by its third party sources. It should be understood that by making this material available MECI is not advocating the use of any product described in MedEc Interactive, nor is MECI responsible for misuse of a product due to typographical error. Additional information on any product may be obtained from the manufacturer.

8.   DATABASES NOT MAINTAINED BY MECI

MEDLINE is a bibliographic database maintained by the National Library of Medicine (NLM). NLM databases are produced by a U.S. government agency, and as such the contents are not covered by copyright domestically. They may be copyrighted outside the U.S. Some NLM-produced data are from copyrighted publications of the respective copyright claimants. Users of the NLM databases are solely responsible for compliance with any copyright restrictions and are referred to the publication data appearing in bibliographic citations, as well as to the copyright notices appearing in the original publications, all of which are incorporated herein by reference. Users should consult legal counsel before using NLM-produced records to be certain that their plans are in compliance with appropriate laws.

Organizations or institutions may download NLM-produced citations and reuse these records within their organization or institution. NLM suggests that organizations limit the number of records to 1,000 per month. Since NLM makes corrections and enhancements to, and performs maintenance on these records at least annually, you should plan to replace or correct the records once a year to ensure that they are still correct and searchable as a group.

All NLM-produced records must be identified as being derived from NLM databases.

9.   MEDEC INTERACTIVE FORUMS

MedEc Interactive Forums is provided solely for education and informational purposes, and is not meant to provide professional medical advice, counseling, or services.

MedEc Interactive does not verify the credentials of individuals representing themselves as medical professionals, nor do the views expressed by our MedEc Interactive members necessarily reflect the views of Medical Economics Company. If you need medical services always contact a licensed professional in your area. Always follow the advice of your physician or other health care professional in regard to treatment information and considerations.

You are entirely liable for all activities conducted through any names registered to your e-mail address ("Account"). The. following Rules apply while using MedEc Interactive Forums.

A. You may post messages to MedEc Interactive Forums containing only content ("Content") that does not contain scandalous, libelous or unlawful matter, is not subject to any patent, trademark, copyright or other proprietary or privacy rights of a third party ("Rights"), or Content in which any holder of Rights has given you express authorization for distribution on MedEc Interactive Forum. By submitting Content to any part of MedEc Interactive Forum, you automatically grant or warrant that the owner of such Content has expressly granted MedEc Interactive a royalty-free, perpetual, irrevocable, worldwide, non-exclusive right and license to use, reproduce, modify, adapt, publish, translate, create derivative works from, distribute, perform, transmit and display such Content (in whole or part) and/or to incorporate it in other works in any form, media, or technology now known or later developed for the full term of any Rights that may exist in such Content. MECI will remove personal information that in any way identifies the user to any third party without the registered user's consent.

B. You and any persons who have access to your Account, must evaluate and bear the risk associated with the accuracy, completeness, or usefulness of any Content.

C. In cases where you have allowed any other individual to use your Account, or have negligently made your password publicly available, you recognize that you are fully responsible for: (i) the online conduct of such user;
     (ii) controlling the users access to and use of MedEc Interactive; and
     (iii) the consequences of any misuse. You further recognize that you, as the holder of the Account, are entirely responsible for activities conducted through such Account.

10.  PRIVACY POLICY/DISCLOSURE OF MEMBER INFORMATION TO THIRD PARTIES

For visitors to both the public and private areas of our Web site, our Web server automatically recognizes only the consumer's domain name, but not the e-mail address (where possible).

We collect the e-mail addresses of registered users, those who post messages to our bulletin board, the e-mail addresses of those who communicate with us via e-mail, aggregate information on what pages consumers access or visit and information volunteered by the consumer, such as survey information and/or site registrations.

The information we collect is used to improve the content of-our Web page, used to notify consumers about updates to our Web site and used by us to contact consumers for marketing purposes. We will not use the information in any way that identifies registered users individually to any third party without the registered user's consent.

MECI is not currently sharing the postal addresses, phone numbers or e-mail addresses of users with third parties. In the future, MECI may contract with a bulk e-mail provider who may have the right to share the e-mail addresses of MedEc Interactive's registered users with third parties. MECI will not share users' credit card numbers, DEA numbers, Social Security numbers, or any other personally identifiable information.

Occasionally, MECI sends e-mail messages to registered users to inform them of features and services available on MedEc Interactive. MECI acknowledges that some users may not want to receive such e-mail. Future registration forms will allow users to "opt-out" of this feature upon registration with MedEc Interactive. In the meantime, users who do not want to receive e-mail messages may visit the User Profile page to change their e-mail address to "nomail." E-
              ------------
mail cannot be delivered to this invalid address.

If you supply us with your postal address on-line you may receive periodic mailings from us with information on new products and services or upcoming events. If you do not wish to receive such mailings, please let us know by sending a request via e-mail to medecinteractive@medec.com.
                                ---------------------------

Persons who supply us with their telephone numbers on-line may receive telephone contact from us with information regarding orders or inquiries they have made on-line. If you do not wish to receive such phone calls, please let us know by sending email to medecinteractive(@medec.com.
                 ---------------------------

11.  GENERAL

If any provision of this Agreement is determined to be invalid under any statute or rule of law, the same shall be deemed omitted and the remaining provisions shall continue in full force and effect.

This Agreement shall be deemed to be made in the State of New Jersey and shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of New Jersey applicable to contracts executed and to be wholly performed therein.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No amendment or modification of any provision of this Agreement will be effective unless set forth in a document that purports to amend this Agreement and that is accepted by both parties hereto.

This Agreement is personal to you and you may not assign your rights or obligations to anyone.

THE ASSOCIATED PRESS USER AGREEMENT

This Service (including, but not limited to text, content, photographs, video and audio) is for your personal, noncommercial use and is protected by a copyright as a collective work or compilation under U.S. copyright and other laws. You must abide by all additional copyright notices or restrictions contained in this Service.

YOU MAY NOT COPY, REPRODUCE, DISTRIBUTE, PUBLISH, DISPLAY, PERFORM, MODIFY, CREATE DERIVATIVE WORKS, TRANSMIT, OR IN ANY WAY EXPLOIT ANY PART OF THIS SERVICE, EXCEPT THAT CORPORATE GOVERNMENT AND INSTITUTIONAL SUBSCRIBERS MAY USE PORTIONS OF THE SERVICE FOR INTERNAL PRINTED COMMUNICATIONS AND MEMORANDA.

YOU MAY NOT DOWNLOAD AND STORE MATERIAL FROM THIS SERVICE IN ANY PERMANENT FORM, WHETHER ARCHIVAL FILES, COMPUTER-READABLE FILES AND ANY OTHER MEDIUM.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, YOU MAY NOT DISTRIBUTE ANY PART OF THIS SERVICE OVER ANY NETWORK, INCLUDING A LOCAL AREA NETWORK, NOR SELL NOR OFFER IT FOR SALE. IN ADDITION, THESE FILES MAY NOT BE USED TO CONSTRUCT ANY KIND OF DATABASE.

NEITHER THE ASSOCIATED PRESS NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY OR TO ANY OTHER PERSON WHO MAY RECEIVE INFORMATION IN THIS SERVICE, OR TO ANY PERSON WHATSOEVER, FOR ANY DELAYS, INACCURACIES, ERRORS OR OMISSIONS

THEREFROM OR IN THE TRANSMISSION OR DELIVERY OF ALL OR ANY PART THEREOF OR FOR ANY DAMAGE ARISING THEREFROM OR OCCASIONED THEREBY.

IN NO EVENT, SHALL THE ASSOCIATED PRESS OR ANY OF ITS AFFILIATES OR THE THOMSON CORPORATION OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, PUNATIVE, SPECIAL OR ANY OTHER DAMAGES ARISING IN ANY WAY FROM THE AVAILABILITY OF THE SERVICE REGARDLESS OF THE FORM OF ACTION.

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                              Accept       Cancel
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